UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 3, 2022

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

20 Hempstead Drive, Hamilton, Ontario, Canada L8W 2E7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1-905-541-3833

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchanges on which registered

N/A	N/A	N/A

Section 1-Registrant’s Business and Operations

Item 1.01    Entry into Material Definitive Agreement

On May 21, 2020, the Company reported on Form 8-K the entry by the Company’s second-tier subsidiary, CanaryRx Inc. (“CanaryRx”)., into a Joint Venture Operations Agreement dated May 14, 2020 (“JV Agreement”) with 9258159 Canada Inc. (“Thrive” )and 2755757 Ontario Inc. (“JVCo”).

Effective May 3, 2022, CanaryRx entered into a Payout Agreement with Thrive, Terrafarma Inc., the parent company of Thrive, and JVCo. pursuant to which the parties agreed that the total amount owing by Thrive to payoff and discharge in full its current indebtedness to CanaryRx under the JV Agreement was CDN$2,043,082.74. On May 6, 2022, Thrive paid in full the amount owing to CanaryRx. After the payment, the JV Agreement remains in full force and effect between the parties thereto.

The summary description of the Payout Agreement contained in this Report is qualified in its entirety to the terms and conditions of the Payment Agreement which is attached as an exhibit hereto.

Section 9-Financial Statements and Exhibits

Item 9.01(d) –Exhibits

Exhibit No.	Description

10.01	Payout Agreement dated May 3, 2022.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.
Dated: May 9, 2022	by:	/s/ Anthony Zarcone
Chief Executive Officer